Grand Toys International, Inc.

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Novembert 14, 2003

GRAND TOYS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22372	98-0163743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Transacanada Highway, Dorval, Quebec, Canada, H9P 1H7

(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (514) 685-2180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Grand Toys International, Inc.

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Item 7.

Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1:

Press Release of GRAND TOYS INTERNATIONAL, INC. dated May 14, 2004.

Item 12. Results of Operations and Financial Condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND TOYS INTERNATIONAL, INC.

By:  /s/ Tania M. Clarke

   Tania M. Clarke

   Executive Vice President and

   Chief Financial Officer

Date:  May 14, 2004

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Grand Toys International, Inc.

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FOR IMMEDIATE RELEASE

GRAND TOYS INTERNATIONAL ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2004

MONTREAL, CANADA -- May 14, 2004 -- Grand Toys International, Inc. (Nasdaq: GRIN) today announced results for its first quarter ended March 31, 2004.  Net sales for the first quarter of 2004 were $2.8 million compared to $2.9 million for the first quarter of 2003.  The Company reported earnings from continuing operations of $236,228, or $0.04 per basic share, for the first quarter of 2004. This compares to earnings from continuing operations of $350,080, or $0.13 per basic share, in the first quarter of 2003. The Company posted net earnings of $236,228, or $0.04 per basic share, for the first quarter of 2004. This compares to net earnings of $453,082, or $0.16 per basic share, which included a gain on discontinued operations of $103,002, in the first quarter of 2003.

Net sales and gross profit decreased by 3% and 2%, respectively, in the first quarter of 2004 as compared to the same quarter of 2003. The decreases in sales and gross profit were attributable to the reduction in sales of the AstroJax product line in the first quarter of 2004.

Operating expenses increased overall by $35,000 in the first quarter of 2004. Foreign currency fluctuations resulted in a loss for the quarter, as a result of the weakening of the Canadian dollar as compared to the first quarter of 2003 and accounted for most of this increase, which offset the decreases in the other operating expenses.

Elliot L. Bier, Chairman of Grand Toys, commented, “ We are pleased with the quarter’s results and we will continue to focus on profitable sales and expense control.”

The Company anticipates that the June 2004 Spider-Man 2 movie release will lead to profitable sales. In addition, Grand is looking forward to consummating the Playwell acquisition in the very near future, as the Company believe this will further strengthen Grand’s position in the marketplace.

A proxy statement/prospectus on F-4 regarding the Playwell and other related transaction has been filed with the Securities and Exchange Commission.  It contains important information about the transaction, and investors and security holders are urged to read these documents carefully since they will contain important information about Grand Toys and Playwell, including detailed business and financial information on Playwell.  Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other relevant materials, and any other documents filed by Grand US and its Hong Kong subsidiary, Grand Toys International Limited through the website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Investors and shareholders of Grand US are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.  Upon finalization and clearance by the SEC, Grand US expects to mail the proxy statement/prospectus to shareholders of Grand US.

Founded in 1960, Grand Toys International, Inc. has become a premier distributor and licensee of a wide variety of toys and ancillary items in Canada; as well as a vendor of proprietary and licensed products in the United States. Grand's strategy is to grow by expanding its proprietary products, adding licenses and by acquisition of companies. Grand's goal is to establish Grand Toys as a marketer of toy and related products throughout the world.

This news release contains certain forward-looking statements and potential benefits from the Company’s acquisition strategy, which are within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on Grand’s management’s current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to Grand as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect Grand’s results of operations is detailed in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004, as amended on April 1, 2004.

Financial Tables Follow

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Grand Toys International, Inc.

Financial Highlights,  (in U.S. $)

Consolidated Statements of Operations - UNAUDITED
	For the three months ended March 31,
		2004	2003

Net sales		$ 2,853,615	$ 2,951,095
Cost of goods sold		1,674,605	1,689,518
Gross profit		1,179,010	1,261,577
Gross profit	%	41.33%	42.75%

Operating expenses		924,039	888,910
EBITDA		254,971	372,667

Interest expense, net		5,316	5,843
Depreciation and amortization		13,427	16,419
Earnings before taxes		236,228	350,405

Income tax expense		-	325
Earnings from continuing operations		236,228	350,080

Gain on discontinued operations		-	103,002

Net earnings		$ 236,228	$ 453,082

Earnings per share, basic		$ 0.04	$ 0.16
Earnings per share, diluted		0.04	0.08

Weighted average common shares outstanding:
Basic		5,355,244	2,762,698
Diluted		5,964,818	5,602,889

Consolidated Balance Sheet Data:
	March 31, 2004	December 31, 2003
	Unaudited	Audited

Total assets	$ 7,537,123	$ 7,343,459
Working capital	3,851,101	3,495,070
Total stockholder’s equity	4,435,949	4,236,148

Note: EBITDA is Earnings (Loss) Before Interest, Taxes, Depreciation & Amortization.

In this Press Release, Grand discusses financial measures in accordance with GAAP and also on a non-GAAP basis. Grand’s definition of EBITDA is earnings before interest, income taxes, depreciation and amortization. EBITDA does not include gains or losses from the sale of subsidiaries. All references in this press release to EBITDA are to a non-GAAP financial measure. EBITDA, a measure widely used among toy related businesses, is used because management believes that it is an effective way of monitoring the operating performance of our company relative to the industry. Additionally, Grand believes that the use of non-GAAP financial measures enables it and investors to evaluate, and compare from period to period, the results from ongoing operations in a more meaningful and consistent manner.

Reconciliations of GAAP to Non-GAAP financial measures are provided below.

Reconciliation of Earnings before interest, taxes, amortization and depreciation (EBITDA):
	Unaudited Quarter ended March 31,
	2004	2003

Net earnings	$ 236,228	$ 453,082
Interest expense, net	5,316	5,843
Depreciation and amortization	13,427	16,419
Income tax expense	-	325
Discontinued operations, net	-	(103,002)
EBITDA	$ 254,971	$ 372,667

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